UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 15, 2012 (May 10, 2012)

Commission File Number 0-8084

Connecticut Water Service, Inc.
(Exact name of registrant as specified in its charter)

Connecticut (State or other jurisdiction of incorporation)	06-0739839 (I.R.S. Employer Identification No.)

93 West Main Street, Clinton, CT (Address of principal executive offices)	06413 (Zip Code)

(860) 669-8636
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders

Connecticut Water Service, Inc., (the Company) held its Annual Meeting of Shareholders on May 10, 2012. The following two directors were reelected to the Board: Lisa J. Thibdaue, Vice President, Rates and Regulatory at Northeast Utilities, and Carol P. Wallace, Chairman, President and Chief Executive Officer of Cooper-Atkins Corporation.

Both of these directors will serve a term of office of three years. The certified results of the matters voted upon at the meeting, which are more fully described in our proxy statement, are as follows:

Description of Matters Submitted	For	Withheld	Broker Non-Votes
Election of Directors
Lisa J. Thibdaue	12,585,927	783,246	8,300,089
Carol P. Wallace	13,036,773	332,400	8,300,089

	For	Against	Abstain
Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accountants for the fiscal year ending December 31, 2012	21,196,894	388,530	83,838

	For	Against	Abstain	Broker Non-Votes
Advisory vote regarding the frequency for the non-binding shareholder vote regarding approval of the compensation of our named executive officers	12,210,247	768,054	390,845	8,300,089

Item 8.01                      Other Events

2012 Annual Meeting of Shareholders

On May 10, 2012, the Company held its 2012 Annual Meeting of Shareholders at the Water’s Edge, Westbrook, Connecticut. At the Annual Meeting, the Company’s shareholders elected two directors and ratified the Audit Committee’s appointment of PricewaterhouseCoopers LLP as independent auditors for 2012.

The President/CEO and the Vice President/CFO’s presentation at the Annual Meeting of Shareholders will be available for viewing for 30 days at the Company’s web site: www.ctwater.com on the “Events & Presentations” page of the Investor section. The presentation is also filed herewith as Exhibit 99.1 and is hereby incorporated herein by reference.

Declaration of Dividends

At its Organizational Meeting, the Board declared a quarterly cash dividend of $ 0.2375 per common share payable on June 15, 2012 for shareholders of record as of June 1, 2012. In addition, the Board also declared a quarterly cash dividend of $0.20 per share on Preferred A shares (not publicly traded) payable on July 16, 2012 for shareholders of record as of July 2, 2012, and a quarterly cash dividend of $0.225 on Preferred 90 (OTCBB: CTWSP) shares payable on August 1, 2012 for shareholders of record as of July 18, 2012.

Lead Director

At the Organizational Meeting, David A. Lentini, Connecticut Regional President for Berkshire Hills Bank, and a retired Trustee of the Federal Reserve Bank of Boston, became the lead independent director of Connecticut Water Service’s Board of Directors. Mr. Lentini succeeds Donald B. Wilbur as lead director. Mr. Wilbur, a director since 1993, retired from the Board effective at the Annual Meeting of Shareholders.

As lead independent director, Mr. Lentini’s responsibilities will include presiding at all meetings of the Board of Directors at which the Chairman is not present, including executive sessions of the independent directors, serving as liaison between the Chairman and the independent directors, and calling meetings of the independent directors, if necessary. Mr. Lentini has been a director of the Company since 2001.

Award of Restricted Shares to Non-Employee Directors

The Board approved the award of restricted shares of the Company’s Common Stock to each of the Company’s non-employee directors under the Company’s 2004 Performance Stock Program (the “Program”). These awards are consistent with a similar set of awards made on May 8, 2007, May 15, 2008, May 13, 2009, May 14, 2010 and May 12, 2011 pursuant to the Board’s director compensation policies established by the Board in 2007.

In 2012, the number of shares of Common Stock comprising each restricted share award shall, in each case, be equal to $10,000 divided by the fair market value (as calculated under the Program) of a share of Common Stock on May 9, 2012, the day prior to date of grant, and rounded up to the nearest whole share. The awards are not subject to the attainment of performance conditions and will vest in full as of May 10, 2013, the first anniversary of the date of grant. Each award will be evidenced by a written award agreement between the Company and the non-employee director. A copy of the form of restricted share award agreement for non-employee directors was previously filed as Exhibit 10.1 to the Company’s Form 8-K dated May 10, 2007.

News Release

On May 11, 2012, the Company issued a press release describing the voting results of shareholders at the annual meeting, the election of directors, the ratification by shareholders of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the year ending December 31, 2012 and the declaration of dividends by the Board. A copy of the Company’s press release dated May 11, 2012 is filed herewith as Exhibit 99.2 and is hereby incorporated herein by reference.

Completion of Land Sale Transaction

On May 15, 2012, the Company's wholly owed subsidiary, The Connecticut Water Company, completed the previously announced sale of 178 acres of open space land, including a 39 acre resevoir, to the Town of Plymouth, Connecticut for a purchase price of $1.45 million. A copy of the Company’s press release dated May 15, 2012 is filed herewith as Exhibit 99.3 and is hereby incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits:

The following documents are filed herewith as exhibits

(d)           Exhibits

10.1	Form of Restricted Share Award Agreement for non-employee Directors under the Company’s 2004 Performance Stock Program (Exhibit 10.1 to Form 8-K filed on May 10, 2007).
99.1	President/CEO and the Vice President/CFO’s presentation at the Annual Meeting of Shareholders, May 10, 2012.
99.2	Company press release dated May 11, 2012.
99.3	Company press release dated May 15, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Connecticut Water Service, Inc. (Registrant)
Date: May 15, 2012	By: /s/ David C. Benoit David C. Benoit Vice President – Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	President/CEO and the Vice President/CFO’s presentation at the Annual Meeting of Shareholders, May 10, 2012.
99.2	Company press release dated May 11, 2012.
99.3	Company press release dated May 15, 2012.